Exhibit 10.24

                               SEVERANCE AGREEMENT

     Agreement   ("Agreement")   between  Remington  Products  Company,   L.L.C.
("Remington") and _________________ ("Employee").

1. Remington agrees that in the event of any involuntary termination of Employee's employment (other than for Cause or Disability) on or before July 31, 1998, and subject to the Employee's compliance with the terms of this Agreement and signing the Release attached hereto as Exhibit A (the "Release"), Remington agrees to continue to pay Employee his then annual base salary for a period of 6 months after the effective date of the termination of Employee's employment (the "Salary Continuation Period"). Remington also agrees that during the Salary Continuation Period, it will continue to provide Employee the medical benefits he was entitled to on the date hereof (hereinafter "Health Benefits") and to the extent Remington's insurance plans permit, the long-term disability and life insurance benefits Employee was entitled to on the date hereof (hereinafter "Insured Benefits"); provided, however, that the continued provision of the Health Benefits and the Insured Benefits will cease when Employee becomes employed and such new employer provides Employee medical benefits substantially similar to the Health Benefits. Any sums due pursuant to the provisions of this Section 1 shall be reduced (a) by any sums payable to Employee pursuant to any severance or termination pay program maintained by the Company for employees generally and (b) 75% of any compensation earned by Employee during the Salary Continuation Period.

2.   For purposes of this Agreement, the following definitions shall apply:

         a. "Cause" shall mean a termination of the employment of Employee by the Company or any subsidiary thereof due to (i) the commission by Employee of an act of fraud or embezzlement (including the unauthorized disclosure of confidential or proprietary information of the Company or any of its subsidiaries which results in financial loss to the Company or any of its subsidiaries), (ii) the commission by Employee of a felony, (iii) the willful misconduct of Employee as an employee of the Company or any of its subsidiaries which is reasonably likely to result in injury or financial loss to the Company or any of its subsidiaries or (iv) the willful failure of Employee to render services to the Company or any of its subsidiaries in accordance with the terms of Employee's employment which failure amounts to a material neglect of Executive's duties to the Company or any of its subsidiaries.

          b. "Disability" shall mean the inability of Employee to perform the essential functions of Employee's job, with or without reasonable accommodation, by reason of a physical or mental infirmity, for a continuous period of six months. The period of six months shall be deemed continuous unless Employee returns to work for at least 30 consecutive business days during such period and performs

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               during such period services at the level and competence that were performed prior to the beginning of the six-month period.

3. Employee agrees that during the Salary Continuation Period, he will not, without Remington's consent, directly or indirectly:

         a. Own, manage, participate in, consult with, render services for, or in any manner engage in any business that competes anywhere in the United States with the business of Remington or its subsidiaries as businesses exist or are in the process on the date of Employee's termination of employment; or

         b. Induce or attempt to induce any employee of Remington or its subsidiaries to leave the employ of Remington or such subsidiary, or in any way interfere with the relationship between Remington or its subsidiaries and any employee thereof

         c. Hire any person who was employed by Remington or its subsidiaries as of the date of Employee's termination of employment or during the Salary Continuation Period; or

         d. Induce or attempt to induce any customer, supplier, licensee or other business relation of Remington or its subsidiaries to cease doing business with Remington or its subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and Remington or its subsidiaries.

4. Employee acknowledges that the information, observations and data obtained by him while employed by Remington concerning the business or affairs of Remington and its subsidiaries that (i) are not available to the public, customers, suppliers and competitors of Remington (ii) are in the nature of trade secrets, or (iii) the disclosure of which could reasonably be expected to cause a financial loss to Remington, or otherwise have a material adverse effect on Remington (collectively, the "Confidential Information") are the property of Remington or such subsidiary. Therefore, Employee agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of Remington, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee's acts or omissions to act.

5. Employee agrees that he will, after termination of employment, promptly return to Remington any property in his possession, custody or control that belongs to Remington or any of its subsidiaries (such property includes, without limitation, equipment, credit cards, keys, files, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, work product or the business of Remington or any of its subsidiaries).


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6.   Employee agrees that if: (A) any provision of this Agreement or the Release is declared illegal or unenforceable by any court competent jurisdiction as the result of efforts by the Employee, or any person or entity acting on his behalf; or (B) Employee brings a claim against any of the Released
     Entities (as such term is defined in the Release), or any of their partners, members, management committee members, officers, employees or agents, Employee will return to Remington all consideration that he has received pursuant to this Agreement. In the event that Employee fails to return any consideration under such circumstances, Employee will pay Remington the attorneys fees and other expenses incurred by Remington in recovering such consideration, and in otherwise enforcing the terms of this Agreement.

7. Employee understands and agrees that in the event he breaches the provisions of paragraph 3, Remington shall have the right to immediately cease all further Salary Continuation payments.

8. This Agreement contains the entire agreement between Remington and Employee relating to subject matter hereof.


     -----------------------------------------
     Employee Signature                  Date

     REMINGTON PRODUCTS COMPANY, L.L.C.

     By: ----------------------------------
          Date:




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Exhibit A to Severance Agreement
                                     RELEASE


1. As consideration for Employee's agreement to be bound by the terms of the Severance Agreement, and provided that Employee does not revoke this Release, Remington agrees to make the payments as provided in the Severance Agreement between Remington and Employee to which this Release is attached as Exhibit A.

2. Employee agrees that neither he nor his heirs, executors, administrators or assigns will make, bring or file, or cause to be made, brought or filed against Remington or any parent, subsidiary, or affiliated corporation or entity (herein after Remington and such other corporations and entities will be collectively referred to as the "Released Entities"), or any of the Released Entities current or former partners, members, management committee members, officers, employees or agents, any demand, complaint, cause of action, claim or charge of any kind whatsoever as a result of any act that has heretofore occurred.

3.   Without in any way limiting the scope and effect of Paragraph 2:

         A. Employee represents that he is able to read the language, and understand the meaning and effect of this Release.

         B. Employee acknowledges that among the rights knowingly and voluntarily waived in Paragraph 2 are the rights to bring any demands, complaints, causes of action, claims, and charges under the Age Discrimination in Employment Act, and under any other federal, state or local law, regulation or decision, including without limitation laws that prohibit discrimination in employment on the basis of age, race, color, religion, sex, national origin, ancestry, marital status, sexual orientation and physical or mental disability.

         C. Employee understands that the waiver contained in Paragraph 2 includes a waiver of all demands, complaints, causes of action, claims and charges against the Released Entities and their current and former partners, members, management committee members, officers, employees and agents, whether known or unknown, asserted or unasserted, suspected or unsuspected, which Employee may have as a result of any act that has heretofore occurred.

          D. Employee acknowledges that he would not otherwise be entitled to the consideration described in the Severance Agreement, and that Remington is providing such consideration in return for Employee's Agreement to be bound by the terms of this Release.

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          E.        Employee  acknowledges  that he has been  advised to consult with an attorney regarding this Release.

          F. Employee acknowledges that he was first provided with this Release on _____________ and has been given until ______________ to consider its terms; therefore, Employee has been given at least twenty-one days to consider the terms of this Release and understands that this Release will not become effective or enforceable until the 8th day following its execution. An Employee may revoke this Release during the first seven (7) days following its execution.




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                  Employee Signature                                   Date


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